Exhibit 5.1 One Bunhill Row London EC1Y 8YY T +44 (0)20 7600 1200 F +44 (0)20 7090 5000 RJ Turnill DL Finkler SP Hall SR Galbraith JAD Marks DJO Schaffer DR Johnson RA Swallow CS Cameron BJ-PF Louveaux E Michael RR Ogle HL Davies JC Putnis RA Sumroy JC Cotton CNR Jeffs SR Nicholls MJ Tobin DG Watkins BKP Yu EC Brown J Edwarde AD Jolly JS Nevin RA Byk GA Miles GE O'Keefe MD Zerdin RL Cousin IAM Taylor DA Ives MC Lane LMC Chung RJ Smith MD’AS Corbett PIR Dickson IS Johnson RM Jones EJ Fife JP Stacey LJ Wright JP Clark WHJ Ellison AM Lyle-Smythe A Nassiri DE Robertson TA Vickers RA Innes CP McGaffin CL Phillips SVK Wokes NSA Bonsall RCT Jeens V MacDuff PL Mudie DM Taylor RJ Todd WJ Turtle OJ Wicker DJO Blaikie CVK Boney F de Falco SNL Hughes PR Linnard KA O’Connell N Yeung CJCN Choi NM Pacheco CL Sanger HE Ware HJ Bacon TR Blanchard NL Cook AJ Dustan HEB Hecht CL Jackson OR Moir S Shah G Kamalanathan JE Cook CA Cooke LJ Houston CW McGarel-Groves PD Wickham RR Hilton KM Howes CR Osborne MJ Sandler CM Sharpe JM Slade WCW Brennand DJG Hay TG Newey LJE Nsoatabe PJC O’Malley SE Osprey DA Shone S Sriram HK Sumanasuriya SC Tysoe AJJ Chadd RA Francis-Pike AF Liaqat TR Peacock TXT Zhuo Authorised and regulated by the Solicitors Regulation Authority Firm SRA number 55388 12 September 2024 Arm Holdings plc 110 Fulbourn Road Cambridge CB1 9NJ United Kingdom Our reference PRL/CXUS Direct line 020 7090 3961 Dear Sirs, Arm Holdings plc Global Employee Stock Purchase Plan (the “ESPP”) 1. Introduction We have acted as English legal advisers to Arm Holdings plc, a public limited company incorporated under the laws of England and Wales (the “Company”), and are giving this opinion in connection with the Company’s Post Effective Amendment No. 1 to the Prior Registration Statement on Form S-8 to which this opinion letter is attached as an exhibit (including the documents incorporated by reference therein, the “Registration Statement”) to be filed with the United States Securities and Exchange Commission (the “SEC”) on or around September 12, 2024. We have not been concerned with investigating or verifying the facts set out in the Registration Statement. 2. Documents and Searches For the purposes of this opinion, we have examined copies of: (a) the Registration Statement on Form S-8 previously filed with the SEC on September 15, 2023 (“Prior Registration Statement”) and the draft pdf copy of the Post Effective Amendment No. 1 to the Prior Registration Statement to be filed with the SEC on September 12, 2024; (b) the rules of the ESPP (the “Rules”);

Page 2// (c) the pdf executed copy of the written resolution passed by the Company’s Board of Directors on August 7, 2024 at which it was resolved, inter alia, to adopt the Rules (the “Board Resolution”); (d) the pdf executed copy of the resolution proposed to shareholders of the Company on August 7, 2024 which resolves, inter alia, to approve the ESPP (the “Shareholder Resolution”); (e) a pdf copy of the certificate of incorporation of the Company dated April 9, 2018 and a pdf copy of the certificate of incorporation on re-registration of the Company as a public company dated September 1, 2023; and (f) the Articles of Association of the Company adopted on September 4, 2023 certified as true, complete and up-to-date by the deputy secretary of the Company. In addition to examining the documents referred to above, we have carried out the following searches only: (i) an online search at Companies House in England and Wales (“Companies House”) with respect to the Company, carried out at 9:30am (London time) on September 12, 2024 (the “Online Search”); and (ii) a telephone enquiry at the Companies Court in London of the Central Registry of Winding-up Petitions in England and Wales with respect to the Company, carried out at 10:30am (London time) on September 12, 2024 (the “Telephone Enquiry”, together with the Online Search, the “Searches”). 3. Opinion Based on and subject to the assumptions, the scope of opinion and the reservations mentioned below and to any matters not disclosed to us, we are of the opinion that: (a) The Company is a public limited company duly incorporated under the laws of England and Wales and is a validly existing company. (b) When the Shares are issued and delivered against full payment therefor as contemplated in the Registration Statement and in conformity with the Company’s Articles of Association and so as not to violate any applicable law, such Shares will have been validly issued and fully paid up and no further contributions in respect of such Shares will be required to be made to the Company by the holders thereof, by reason solely of their being such holders.

Page 3// 4. Assumptions In giving this opinion we have assumed: (a) that all copy (including electronic copy) or draft documents examined by us are complete and accurate as at today’s date and conform to the originals, that all signatures on the executed documents which, or copies of which, we have examined are genuine, and that the copy of the Articles of Association of the Company examined by us is complete, accurate and would, if issued today, comply, as respects the Articles of Association, with section 36 of the Companies Act 2006; (b) that (i) the information disclosed by the Searches was then complete, up-to-date and accurate and has not since then been altered or added to and (ii) the Searches did not fail to disclose any information relevant for the purposes of this opinion; (c) that (i) no proposal for a voluntary arrangement, and no moratorium has been obtained, in relation to the Company under Part I of the Insolvency Act 1986, (ii) the Company has not given any notice in relation to or passed any voluntary winding-up resolution, (iii) no application has been made or petition presented to a court, and no order has been made by a court, for the winding-up or administration of the Company, and no step has been taken to dissolve the Company, (iv) no liquidator, administrator, receiver, administrative receiver, trustee in bankruptcy or similar officer has been appointed in relation to the Company or any of its assets or revenues, and no notice has been given or filed in relation to the appointment of such an officer, and (v) no insolvency proceedings or analogous procedures have been commenced in any jurisdiction outside England and Wales in relation to the Company or any of its assets or revenues; (d) that, insofar as any obligation under the ESPP is performed in, or is otherwise subject to, any jurisdiction other than England and Wales, its performance will not be illegal or ineffective by virtue of the law of that jurisdiction; (e) that all acts, conditions or things required to be fulfilled, performed or effected in connection with the ESPP under the laws of any jurisdiction other than England and Wales have been duly fulfilled, performed and effected in accordance with the laws of each such jurisdiction; (f) that the Rules which we have examined are in force, were validly adopted by the Company and have been and will be operated in accordance with their terms; (g) that the draft copy of the Registration Statement which we have examined will become effective;

Page 4// (h) that each of the Board Resolution and Shareholder Resolution is a true record of the resolutions passed by, respectively, the Company’s board of directors and the Company’s shareholders (as at their respective dates) and that the authorisations given and resolutions passed thereunder have not subsequently been rescinded or amended or superseded; (i) that the directors of the Company have complied with their duties as directors in so far as relevant to this opinion letter; (j) that, in respect of each issue of shares issued under the ESPP (the “Shares”), the Company will have sufficient authorised but unissued share capital and the directors of the Company will have been granted the necessary authority to allot and issue the relevant Shares; (k) that a meeting of the board of directors of the Company or a duly authorised and constituted committee of the board of directors of the Company has been or will be duly convened and held, prior to the allotment and issue of the Shares, at which it was or will be resolved to allot and issue the Shares; (l) that the Shares will, before allotment or issue, have been fully paid up in accordance with the Companies Act 2006; (m) that the Shares are issued in accordance with the Rules; (n) that the name of the relevant allottee and Shares allotted are duly entered in the register of members of the Company; (o) that the Company has not made and will not make a payment out of capital in respect of the purchase of its own shares which would cause a liability to be incurred by its shareholders under the UK Insolvency Act 1986 (as amended); (p) that none of the holders of the Company’s shares has received or will receive any dividends or distribution which constitute an unlawful distribution pursuant to common law or the Companies Act 2006; and (q) that there is no actual or implied additional contractual relationship between the Company and the holders of the Shares, except for any contract of employment, the Company’s Articles of Association and the ESPP. 5. Scope of Opinion This letter sets out our opinion on certain matters of the law of England and Wales as at today’s date. We have not made an investigation of, and do not express any opinion on,

Page 5// any other law. This letter is to be governed by and construed in accordance with English law. 6. Reservations (a) This opinion is subject to any limitations arising from insolvency, liquidation, administration, moratorium, reorganisation and similar laws and procedures affecting the rights of creditors. (b) Insofar as any obligation under the ESPP is to be performed in any jurisdiction other than England and Wales, an English court may have to have regard to the law of that jurisdiction in relation to the manner of performance and the steps to be taken in the event of defective performance. (c) We express no opinion as to whether specific performance, injunctive relief or any other form of equitable remedy would be available in respect of any obligation of the Company under or in respect of the ESPP. (d) The obligations of the Company and the remedies available to the Company or participants under or in respect of the ESPP will be subject to any law from time to time in force relating to liquidation or administration or any other law or legal procedure affecting generally the enforcement of creditors’ rights. (e) The Searches are not conclusive as to whether or not insolvency proceedings have been commenced in relation to the Company or any of its assets. For example, information required to be filed with the Registrar of Companies or the Central Registry of Winding-up Petitions is not in all cases required to be filed immediately (and may not be filed at all or on time); once filed, the information may not be made publicly available immediately (or at all); information filed with a District Registry or County Court may not, and in the case of administrations will not, become publicly available at the Central Registry; and the Searches may not reveal whether insolvency proceedings or analogous procedures have been commenced in jurisdictions outside England and Wales. (f) We have not been responsible for verifying the accuracy of the information or the reasonableness of any statements of opinion contained in the Registration Statement, or that no material information has been omitted from it. In addition, we express no opinion as to whether the Registration Statement (or any part of it) contained or contains all the information required to be contained in it or whether the persons responsible for the Registration under relevant rules and regulations (including those of the SEC) have discharged their obligations thereunder.

Page 6// (g) This opinion is subject to any limitations arising from United Nations, European Union or United Kingdom sanctions or other similar measures applicable to any relevant party or any transfers or payments made in connection with the ESPP. 7. Disclosure and Reliance This opinion is addressed solely to you in connection with the filing of the Registration Statement and may not be relied upon by any other person or for any other purposes than those set out in this opinion. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required within section 7 of the Securities Act 1933, as amended or the rules and regulations of the SEC thereunder. Yours faithfully /s/ Slaughter and May Slaughter and May